SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: March 31, 2003

(Date of earliest event reported)

US SEARCH.COM INC.

(exact name of registrant as specified in its charter)

Delaware	Commission File:	95-4504143
(State or other jurisdiction	000-26149	(I.R.S. Employer Identification No.)
of incorporation or
organization)

5401 Beethoven Street

Los Angeles, CA 90066

(Address of Principal executive offices, including zip code)

(310) 302-6300

(Registrant’s telephone number, including area code)

ITEM 5.    Other Events.

On March 31, 2003, US SEARCH received a written notice from The First American Corporation, which alleged that US SEARCH had breached the Agreement and Plan of Merger, dated December 13, 2002, by and among The First American Corporation, US SEARCH, First Advantage Corporation and Stockholm Seven Merger Corp. The notice of breach concerned US SEARCH’s award of bonuses to certain executive officers of US SEARCH for services performed in 2002. Representatives of US SEARCH and First American discussed the concerns raised in First American’s notice and reached an agreement as to how and when such bonuses will be paid during the pendency of the merger agreement. On April 1, 2003, US SEARCH and First American entered into a letter agreement relating to such bonuses and pursuant to which First American formally withdrew its notice of breach. A copy of the letter is attached as Exhibit 2.1.

ITEM 7(c).    Exhibits.

Exhibit 2.1 Letter dated April 1, 2003 from US SEARCH to First American.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

US SEARCH.COM INC.

Date: April 2, 2003	By:	/s/ Brent N. Cohen
Name: Brent N. Cohen Title: Chief Executive Officer

EXHIBIT INDEX

2.1    Exhibit 2.1 Letter dated April 1, 2003 from US SEARCH to First American.